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                                    SPECIMEN

                               ATM HOLDINGS, INC.

                                  COMMON STOCK

               Incorporated under the laws of the State of Nevada

This Certifies That                               CUSIP 009187 10 6
is the Registered Owner of ______________________ Shares of Common Stock of

                               ATM HOLDINGS, INC.

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
William Page                                 Sasson Rejwan
-------------------------------              -------------------------------
President                                    Secretary

                                 CORPORATE SEAL
                               ATM HOLDINGS, INC.
                                  May 31, 1996